UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2006

Net Perceptions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25781	41-1844584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, 22nd Floor, Stamford, Connecticut 06901
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (203) 428-2040

_____________________N/A_____________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

SIG Acquisition Corp, a Delaware Corporation (d/b/a Concord Steel), a wholly-owned subsidiary of Net Perceptions, Inc., a Delaware Corporation (the "Company") entered into a lease (dated November 30, 2006) of 10 Industrial Highway, Lester PA with Castleway Properties, LLC, a Pennsylvania limited liability company (the "Landlord") of approximately 82,783 square feet, for use as an office, manufacturing and warehouse facility. The lease will run for 10 years, 2 months, commencing December 1, 2006. The Company has a termination right after the fifth lease year and after the seventh lease year. Base rent is $248,329 per annum and is subject to annual escalation. The Company is also liable for payments to cover taxes and operating expenses relating to the leased premises.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2006

NET PERCEPTIONS, INC.

By:	/s/ Albert W. Weggeman, Jr.
Name: Albert W. Weggeman, Jr.
Title: Chief Executive Officer